For the fiscal year ended October 31, 2001
File number 811-04864
Prudential Value Fund




SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Prudential Value Fund was held on January 31 and February 22, 2001, respectively. At such meeting, the shareholders of the Fund approved the following proposals.

01.	Votes on Trustees	                Votes For
Withheld

	Saul K. Fenster	                37,230,034		    984,909
Delayne Dedrick Gold	    	     37,267,796
947,147
Robert F. Gunia	                37,255,168		    959,775
	Douglas H. McDorkindale	     37,269,002		    945,941
W. Scott McDonald                    37,266,099		    948,844
Thomas T. Mooney		     37,267,956
946,987
	Stephen P. Munn		     37,275,255		    939,688
            David R. Odenath		     37,270,663		    944,280
Richard A. Redeker		     37,272,633
942,310
	Judy A. Rice			     37,260,404
954,539
Robin B. Smith 		     37,234,315		    980,628
Louis A. Weil III 		     37,266,331
948,612
Clay T. Whitehead		     37,254,420
960,523


02.	Approve a New Subadvisory Agreement between Prudential
Investments Fund
            Management LLC (PIFM) and Jennison Associates LLC.

Votes For 		Votes Against
	Abstentions

		36,936,866		652,492		1,051,956


03.	Not Applicable

04.	Not Applicable



5. To approve a new subadvisory agreement between PIFM and Deutsche Asset
            Management, Incorporated.

		Votes For 		Votes Against
	Abstentions

		36,720,256		780,669		1,140,389

6.	To approve a new subadvisory agreement between PIFM and Key
Asset
            Management Inc.

		Votes For 		Votes Against
	Abstentions

		36,730,819		785,231		1,125,264

7.	To permit PIFM to enter into or make material changes to
subadvisory agreements
without shareholder approval.

		Votes For 		Votes Against
	Abstentions

		27,526,148		2,017,179
	1,445,756

8.	To approve an amendment to the Management Agreement to
permit PIFM to
allocate assets among affiliated and unaffiliated subadvisers.

		Votes For 		Votes Against
	Abstentions

		28,089,346		1,438,280
	1,461,458

9A.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Fund diversification.

	Votes For 		Votes Against
	Abstentions

		28,587,282		1,081,916
	1,319,885

9B.	To approve certain changes to the Funds fundamental investment restrictions
or policies: Issuing senior securities, borrowing money or pledging assets.

		Votes For 		Votes Against
	Abstentions

		27,973,903		1,574,051
	1,441,130




9C.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Buying and selling real estate.

		Votes For 		Votes Against
	Abstentions

		28,234,676		1,447,286
	1,307,122

9D.	To approve certain changes to the Funds fundamental investment restrictions
or policies: Buying and selling commodities and commodity contracts.

		Votes For 		Votes Against
	Abstentions

		28,001,685		1,668,248
	1,319,151

9E.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Fund concentration.

	Votes For 		Votes Against
	Abstentions

	28,491,543		1,075,573
	1,421,968

9F.	Not Applicable

9G.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Making loans.

	Votes For 		Votes Against
	Abstentions

		27,991,769		1,609,849
	1,387,466

9H.	To approve certain changes to the Funds fundamental investment restrictions
or policies:  Other investment restrictions.

	Votes For 		Votes Against
	Abstentions

		28,224,382		1,235,543
	1,529,159

10.	To ratify the selection of PricewaterhouseCoopers LLP as
independent
accountants for the Funds current fiscal year.

		Votes For 		Votes Against
	Abstentions

		36,623,254		441,915		1,149,774


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